UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 283-0280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 2, 2022, the Board of Directors (the “Board”) of Reneo Pharmaceuticals, Inc. (the “Company”) appointed Michael P. Cruse as the Company’s Chief Operating Officer, effective immediately (the “Cruse Appointment”).

Mr. Cruse’s biography is incorporated herein by reference to the “Management” section of the Company’s prospectus, dated April 8, 2021, that forms a part of the Company’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 9, 2021.

In connection with the Cruse Appointment, (i) Mr. Cruse’s annual base salary was increased from $350,000 to $400,000 (ii) Mr. Cruse’s annual discretionary bonus target was increased from 35% to 40%, and (iii) Mr. Cruse was granted an option to purchase 25,000 shares of the Company’s common stock (the “Cruse Option”). The shares subject to the Cruse Option shall vest in a series of 48 successive equal monthly installments measured from the date of grant. Vesting of the Cruse Option is subject to Mr. Cruse’s continuous service with the Company. In addition, Mr. Cruse’s severance benefits under the Company’s severance benefit plan (the “Severance Plan”) were increased as follows: upon a termination without “cause” or “resignation for good reason” during the period commencing three months prior to, and ending 12 months following, a “change in control” (each as defined in the Severance Plan), Mr. Cruse will be entitled to continued payment of base salary and payment of premiums under COBRA, to the extent so elected, for a period of 12 months (increased from 9 months).

Mr. Cruse has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Cruse and any other person pursuant to which he was selected to his role with the Company.

On March 2, 2022, the Board appointed Jennifer P. Lam, the Company’s Vice President of Finance & Administration, as the Company’s principal financial and accounting officer, effective March 31, 2022 (the “Lam Appointment”).

Ms. Lam, age 49, has served as the Company’s Vice President of Finance & Administration since August 2021. Previously, Ms. Lam served as Vice President of Finance for Amplyx Pharmaceuticals, Inc. (acquired by Pfizer Inc. in April 2021), a private biotechnology company, from December 2020 to July 2021, and as Controller from December 2017 to December 2020. Prior to that, Ms. Lam served as Corporate Controller at Dendreon Corporation (acquired by Sanpower Group in 2017), a private immunotherapy company, from July 2017 to December 2017. From April 2015 to July 2017, Ms. Lam served as the Executive Director, Finance & Accounting at Horizon Therapeutics plc, a public biotech company, and as a Finance Consultant from 2010 to 2014. Ms. Lam holds a B.A. in accounting from California State Polytechnic University Pomona and is a certified public accountant.

In connection with the Lam Appointment, (i) Ms. Lam’s annual base salary was increased from $309,000 to $320,000, and (ii) Ms. Lam was granted an option to purchase 10,000 shares of the Company’s common stock (the “Lam Option”). The shares subject to the Lam Option shall vest in a series of 48 successive equal monthly installments measured from the date of grant. Vesting of the Lam Option is subject to Ms. Lam’s continuous service with the Company.

Ms. Lam has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Lam and any other person pursuant to which she was selected to her roles with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: March 7, 2022	By:	/s/ Gregory J. Flesher
Gregory J. Flesher Chief Executive Officer